EXHIBIT 99.2

JOINT FILERS' SIGNATURES
Insight Holdings Group, LLC, By: /s/ Andrew Prodromos/Authorized Officer	05/12/2026
**Signature of Reporting Person	Date
Insight Partners Holdings Focus-H, L.P., By: Insight Partners Warehouse GP, LLC, its general partner, By: /s/ Andrew Prodromos/Authorized Officer	05/12/2026
**Signature of Reporting Person	Date
Insight Partners Warehouse GP, LLC, By: /s/ Andrew Prodromos/Authorized Officer	05/12/2026
**Signature of Reporting Person	Date
Insight Venture Management, LLC, By: /s/ Andrew Prodromos/Authorized Officer	05/12/2026
**Signature of Reporting Person	Date
Insight Falcon Partners (A), L.P., By: Insight Falcon Associates, Ltd., its general partner, By: /s/ Andrew Prodromos/Authorized Officer	05/12/2026
**Signature of Reporting Person	Date
Insight Falcon Associates, Ltd., By: /s/ Andrew Prodromos/Authorized Officer	05/12/2026
**Signature of Reporting Person	Date